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                                   CONSENT

   The undersigned hereby consents, pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, to his being named as about to become a director of SFX Entertainment, Inc. in such company's Registration Statement on Form S-1.

Dated as of: April 30, 1998

                                          /s/ David Falk
                                          --------------------------------
                                          David Falk